                                                                   EXHIBIT 10.20

                             Contract for Services

     This Agreement (the "Agreement") is entered into this 14th day of June, 1996, by and between MFS Telephone, Inc. ("MFS") and Concentric Network Corporation ("Customer"). Pursuant to this Agreement, MFS agrees to arrange for services specified herein to be delivered to Customer. In providing the services identified herein, MFS will be acting as Customer's agent in procuring telecommunications services from various affiliates of MFS, including (but not limited to) MFS Intelenet, Inc. and MFS Telecom, Inc. The telecommunications services provided to Customer hereunder are offered pursuant to the terms and conditions contained in applicable state and federal tariffs of MFS and its affiliates; except to the extent modified by this Agreement, Customer agrees to be bound by the terms and conditions of the applicable tariffs.

     1.  TERM

     MFS Telecom and Customer agree that the term of this agreement shall be one year, commencing on the date specified above. The term shall automatically renew for successive one year periods unless either party notifies the other in writing no less than 30 days prior to the expiration of the initial or renewal term of its intention to terminate the Agreement at the expiration of the then-current term.

     2.  RATES AND CHARGES

     In consideration of the special and unique services to be provided to Customer hereunder, including but not limited to "inward foreign exchange service," in which local telephone calls to Customer from outside Customer's service area can be routed to Customer's location through use of different telephone numbers in each different area, Customer agrees to pay MFS the following rates for MFS on-net T-1 trunk service offered and available in the following Local Exchange Carrier "LEC") territories (rates stated are per month, per T-1):

State                  T1 Trunk Charge
-----                  ---------------

California             [*]
Maryland               [*]
New York               [*]
Georgia                [*]
Illinois & Michigan    [*]



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     [*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     The rates and services listed above are subject to availability; MFS's obligation to provide the services in each state listed above is contingent on MFS securing agreements with the applicable LEC allowing MFS to provision such services on commercially reasonable terms.

     3.  DISCOUNTS

     In the event that Customer orders and MFS installs more than [*]
T-1 trunks in the United States, Customer shall receive a discount of [*] off of the rates listed above for each T-1 in excess of [*]. In the event that Customer orders and MFS installs more than [*] T-1 trunks in the United States, Customer shall receive a discount of [*] off of the rates listed above for each T-1 in excess of [*]. The discounts stated in this section shall apply only to the extent that Customer has ordered T-l's in excess of the numbers listed in this section. As an example, if Customer has ordered and MFS has installed [*] T-l's then Customer's monthly charges for [*] T-l's shall be determined by the rates in Section 2, and Customer's monthly charges for [*] T-l's shall be determined by the rates in Section 2, less [*]. If Customer has ordered and installed [*] T-I's, then the monthly charges shall be: (a) the prices listed in Section 2 for [*] T-1's; (b) [*] off of those prices for [*] T-1's; and (c) [*] off those prices for [*] T-1's.


     4.  INSTALLATION CHARGES

     Customer shall pay MFS [*] for each T-1 installed by MFS pursuant to this Agreement, which installation fee shall be billed after installation.

     5.  MINIMUM MONTHLY USAGE COMMITMENT

     Customer agrees to maintain a minimum monthly usage commitment of [*] of monthly billings for T-1 Trunk Charges listed in section 2 hereof. In any month where Customer's actual billings fall below the minimum monthly usage commitment, Customer agrees to pay a shortfall fee equal to the difference between Customer's actual bill and the minimum monthly usage commitment. Only the T-1 Trunk Charges contribute toward the minimum monthly usage commitment. Charges that do not contribute to the minimum monthly usage commitment include installation fees, access charges, late payment penalties, taxes and other government-imposed surcharges.

     6.  TERMINATION LIABILITY

     If Customer terminates this Agreement prior to the end of the initial or any renewal term, or MFS terminates this Agreement due to Customer's material default, Customer shall pay to MFS, as liquidated damages and not as a penalty, a termination charge equal to the minimum monthly usage commitment multiplied by the number of months remaining on the initial or renewal term. Customer


------------------------
     [*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

may terminate this Agreement without liability if Customer provides written notification of such cancellation to MFS, postmarked within 90 days of the date of this Agreement. Written notification must be sent to:

             MFS Telecom Companies, Inc.
             55 South Market Street, Suite 1250
             San Jose, CA 95113
             Attn: Contracts Department


     Notwithstanding cancellation of this Agreement, Customer shall be responsible for all charges incurred under this Agreement through the date of Customer's disconnection from MFS service.

     7.  ENTIRE AGREEMENT AND MODIFICATIONS

     The terms and conditions contained in this Agreement constitute the entire agreement of the parties and supersede all previous written and oral representations and/or agreements respecting the same subject matter between the parties. This Agreement may be amended only by a writing signed by Customer and MFS's Customer Contracts Administrator.


Customer Acceptance                      MFS Acceptance


/s/ John Peters                            /s/ Douglas T. Hickey
-----------------------------            -------------------------------
Authorized Customer Signature            Authorized MFS Signature

6/17/96                                  6/17/96
-----------------------------            -------------------------------
Date                                     Date

John Peters                              Douglas T. Hickey
-----------------------------            -------------------------------
Typed or Printed Name                    Typed or Printed Name

Executive Vice President                 President
-----------------------------            -------------------------------
Title                                    Title





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